DISTRIBUTION AND SERVICES AGREEMENT

January 18, 2020

   This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, the Integrity Short Term Government Fund, (the “Fund”), an open-end, diversified, management investment company organized as a series of The Integrity Funds, a Delaware statutory trust, has agreed that Integrity Funds Distributor, LLC, (“Integrity”), shall be, for the period of this distribution agreement (the “Agreement”), the principal underwriter of shares issued by the Fund, including such classes of shares as may now or hereafter be authorized (the “Shares”).

SECTION 1.   SERVICES AS UNDERWRITER

    Section 1.1   Integrity will act as principal underwriter for the distribution of the Shares covered by the registration statement, prospectus, and statement of additional information then in effect of the Fund (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

    Section 1.2   Integrity agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. Integrity shall order Shares from the Fund only to the extent that it shall have received purchase orders therefore.

    Section 1.3   All activities by Integrity as underwriter of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the “SEC”) or by any securities association registered under the Securities Exchange Act of 1934 and the Fund’s Registration Statement.

    Section 1.4   Integrity will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

    Section 1.5   Integrity acknowledges that, whenever in the judgment of the Fund’s officers such action is warranted for any reason, including, without limitation, market, economic, or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

    Section 1.6   Integrity shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. Integrity will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.  Integrity may allow commissions or concessions to dealers in such amounts as Integrity shall determine from time to time, as set forth in the Fund’s Registration Statement.  Except as may otherwise be determined by Integrity and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.  Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund’s then current Registration Statement. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares.

    Section 1.7   In consideration of the services rendered pursuant to this Agreement, Integrity shall receive the excess, if any, of the sales price, as set forth in the Fund’s Registration Statement, over the net asset value of Shares sold by Integrity, as underwriter.  The Fund shall also pay Integrity any distribution and/or service fees applicable to the Shares as authorized by the Shareholder Services Plan (the “Plan”) adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940 and set forth in the Fund’s Registration Statement.  Such fees shall be payable in the manner and terms set forth in the Plan.

    Section 1.8   Integrity will bear all expenses in connection with the performance of its services and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, “distribution expenses” of Integrity shall mean all expenses borne by Integrity or by any other person with which Integrity has an agreement approved by the Fund, which expenses represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the following:

     (a)   payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services;

     (b)  costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine, and other mass media advertising;

     (c)   costs of printing and distributing prospectuses and reports of the Fund to prospective shareholders of the Fund;

     (d)     costs involved in preparing, printing, and distributing sales literature pertaining to the Fund;

     (e)   costs involved in obtaining whatever information, analyses, and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable; and

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     (f)    sales commissions and other fees paid, together with related financing costs to brokers, dealers or other selling entities with a dealer agreement in effect for the sale of Fund Shares.

Distribution expenses, however, shall not include any expenditures in connection with services which Integrity, any of its affiliates, or any other person has agreed to bear without reimbursement.

    Section 1.9   Integrity shall prepare and deliver reports to the Treasurer of the Fund and to the Investment Adviser on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefore, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

SECTION 2.   DUTIES OF THE FUND

    Section 2.1   The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Integrity may designate.

    Section 2.2   The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as Integrity may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund’s officers, shall be true and correct. The Fund shall also furnish Integrity upon request with: (a) annual audits of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in the portfolio of the Fund, (e) monthly balance sheets as soon as practicable after the end of each month, and (f) from time to time such additional information regarding the Fund’s financial condition as Integrity may reasonably request.

    Section 2.3   The Fund shall pay to Integrity, as set forth in the Registration Statement, any distribution and service fee authorized by the Plan.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

    Section 3.1   The Fund represents to Integrity that all registration statements, prospectuses, and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares of the Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms “registration statement,” “prospectus,” and “statement of additional information” shall mean any registration statement, prospectus, and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Integrity that any registration statement, prospectus, and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act, and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus, or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Integrity may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Integrity’s counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Integrity to do so, Integrity may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Integrity reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

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SECTION 4.   INDEMNIFICATION

    Section 4.1   The Fund authorizes Integrity and any dealers with whom Integrity has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time in connection with the sale of Shares. The Fund agrees to indemnify, defend, and hold Integrity, its several officers and governors, and any person who controls Integrity within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which Integrity, its officers and governors, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus, or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund’s agreement to indemnify Integrity, its officers or governors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of or based upon any statements or representations made by Integrity or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus, or statement of additional information and in such financial and other statements as are furnished to Integrity pursuant to paragraph 2.2 hereof; and further provided that the Fund’s agreement to indemnify Integrity and the Fund’s representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Integrity would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Integrity’s reckless disregard of its obligations and duties under this Agreement. The Fund’s agreement to indemnify Integrity, its officers and governors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund’s being notified of any action brought against Integrity, its officers or governors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Minot, North Dakota, and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue statement or omission or alleged omission otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 4.1. The Fund’s indemnification agreement contained in this paragraph 4.1 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Integrity, its officers and governors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Integrity’s benefit, to the benefit of its several officers and governors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Integrity promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any Shares.

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    Section 4.2   Integrity agrees to indemnify, defend, and hold the Fund, its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or trustees, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or trustees, or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements, or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Integrity to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Integrity to the Fund and required to be stated in such answers or necessary to make such information not misleading. Integrity’s agreement to indemnify the Fund, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Integrity’s being notified of any action brought against the Fund, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Integrity at its principal office in Minot, North Dakota, and sent to Integrity by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify Integrity of any such action shall not relieve Integrity from any liability that Integrity may have to the Fund, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Integrity’s indemnity agreement contained in this paragraph 4.2. Integrity agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Integrity or any of its officers or governors in connection with the issuance and sale of any Shares.

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    Section 4.3   In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

SECTION 5.   EFFECTIVENESS OF REGISTRATION

    Section 5.1   None of the Shares shall be offered by either Integrity or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund’s prospectus, statement of additional information, or declaration of trust.

SECTION 6.   NOTICE TO INTEGRITY

    Section 6.1   The Fund agrees to advise Integrity immediately in writing:

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     (a)   of any request by the SEC for amendments to the registration statement, prospectus, or statement of additional information then in effect or for additional information;

     (b)   in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus, or statement of additional information then in effect or the initiation of any proceeding for that purpose;

     (c)   of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus, or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus, or statement of additional information in order to make the statement therein not misleading; and

     (d)   of all actions of the SEC with respect to any amendment to any registration statement, prospectus, or statement of additional information which may from time to time be filed with the SEC.

SECTION 7.   TERM OF AGREEMENT

    Section 7.1   This Agreement shall continue until January 18, 2022, and thereafter shall continue automatically for successive annual periods ending on January 18th of each year, provided such continuance is specifically approved at least annually by (a) the Fund’s Board of Trustees and (b) a vote of a majority (as defined in the 1940 Act) of the Fund’s Trustees who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement, or any agreement related to the Plan (the “Qualified Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund, without penalty, (a) on 60 days’ written notice, by vote of a majority of the Qualified Trustees or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (b) on 90 days’ written notice by Integrity. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

SECTION 8.   MISCELLANEOUS

    Section 8.1   The Fund recognizes that governors, officers, and employees of Integrity may from time to time serve as directors, officers, and employees of corporations and business trusts (including other investment companies) and that Integrity or its affiliates may enter into distribution or other agreements with such other corporations and trusts.

    Section 8.2   It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Fund, personally, but bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

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     Section 8.3   This Agreement shall be construed in accordance with the laws of the State of Kansas.

     Section 8.4   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

     Section 8.5   This Agreement may not be amended or modified in any manner except by both parties with the same formality as this Agreement and as may be permitted or required by the 1940 Act.

     Section 8.6   The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth herein.

                                                                  Integrity Short Term Government Fund

                                                                  By: /s/ Shannon D. Radke

                                                                        Shannon D. Radke - President

Accepted:

Integrity Funds Distributor, LLC

By: /s/ Shannon D. Radke

      Shannon D. Radke - President

Dated:  January 18, 2020

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